                                                                    EXHIBIT 99.2

                                                            AUGUST 1, 1997




                           AGREEMENT TO FORM COMPANY



     THIS AGREEMENT TO FORM COMPANY, dated as of August 1, 1997, between AUTO PHOTO SYSTEMS, INC., a Maryland corporation ("Maryland Company"), and IRATA, INC., a Texas corporation ("Texas Company").


                                 RECITALS:

     A. Maryland Company is engaged in the business of operating automatic photo booths, business card machines and other game machines in the United States.

     B. Texas Company operates computerized, self service, vending machine photo booths known as Video Photo in the United States. Video Photo booths combine traditional photo options with a variety of souvenir, novelty, and amusement options, utilizing computer imaging technology, a laser printing device, and other hardware and software. Booths provide customers a variety of photo product options, including traditional prints in various sizes and novelty items such as wanted posters, newspaper front pages, photo greeting cards, and photo calendars.

     C. "Image Dynamics LLC" will be a limited liability company to be formed under the laws of the State of Texas for the purposes set forth in this Agreement.

     D. Maryland Company and Texas Company believe that they would benefit by combining their operations. They plan to organize and operate Image Dynamics LLC, to which they will contribute their assets and assign certain of their liabilities, upon the closing ("Closing") of this Agreement on the terms set forth herein in a tax-free transaction with respect to contributed assets and liabilities pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                        FORMATION OF IMAGE DYNAMICS LLC


     1.01 ARTICLES OF ORGANIZATION. Prior to the Closing, the parties shall have caused Image Dynamics LLC's Articles of Organization to be filed with the Texas Secretary of State.

     1.02 OPERATING REGULATIONS. After Image Dynamics LLC's Articles of Organization are filed with the Texas Secretary of State, Image Dynamics LLC's Board of Managers shall adopt regulations (the Regulations") for the management of Image Dynamics LLC's affairs. Image Dynamics LLC's Board of Managers shall consist of three managers designated by Maryland Company (initially Mr. Dan David, Mr. Peter Ogborne and Mr. Ric Caulder) and two managers designated by Texas Company (initially Mr. Lance Wimmer and Mr. Robert Salyard). A quorum for meetings of the Board of Managers shall consist of three managers, provided that a quorum shall include at least two managers designated by Maryland Company and at least one manager designated by Texas Company. Managers may participate in meetings of the Board of Managers either in person or telephonically. A representative of Royce Investment Group, Inc. shall have the right to notice of, and attendance (without voting rights) at, meetings of Image Dynamics LLC's Board of Managers. Peter Ogborne shall be the first Executive Chairman of the Board of Image Dynamics LLC, and Lance Wimmer shall be Image Dynamics LLC's first President and Chief Executive Officer.

     1.03 ISSUANCE OF IMAGE DYNAMICS LLC INTERESTS. Interests of Image Dynamics LLC ("Image Dynamics LLC Interests") will be issued as provided in Articles II and III, subject to a post-closing adjustment as provided in Article V.

                                  ARTICLE II

                    CONTRIBUTION OF MARYLAND COMPANY ASSETS

     2.01 TRANSFER OF ASSETS. At Closing, Maryland Company will contribute and deliver to, and Image Dynamics LLC will accept from Maryland Company, the assets currently owned by Maryland Company listed on Schedule 2.01 (the "Maryland Company Assets"), which shall include all of its sited photo booths, business card machines, other game machines, related property and equipment supplies, route system, intellectual property, inventory, furniture, fixtures and equipment, and the benefit of all its business contracts including site leases and licenses and the lease of express business card machines, and certain receivables acceptable to the parties ("Maryland Assumed Receivables") listed on
Schedule 2.01 and/or cash equal to a fraction, the numerator of which shall be the Image Dynamics LLC Interests issued to the Maryland Company as set forth in
Section 2.03 and the denominator of which shall be the sum of all Image Dynamics LLC Interests issued, of the total cash and assumed receivables of Image Dynamics LLC at Closing, subject to an existing security interest which secures $11.0 million of debt.

     2.02 ASSUMPTION OF OBLIGATIONS AND LIABILITIES. At Closing, Image Dynamics LLC will assume $11.0 million of long term debt at an interest rate of 7.0% assigned from Maryland Company representing an intercompany debt presently existing between Maryland Company and its parent company and at the same terms and conditions thereof, as set forth on Schedule 2.02 and the burden of all obligations and liabilities arising or falling due after Closing under the terms of the business contracts referred to in Section 2.01 hereof (the "Maryland Company Liabilities"). Image Dynamics LLC will not assume any other obligations or liabilities of Maryland Company.

     2.03 EQUITY OWNERSHIP. In consideration for the Maryland Company Assets and Maryland Company Liabilities, Image Dynamics LLC will issue to Maryland Company Image

Dynamics LLC Interests at Closing in accordance with the definition of "Agreed Equity Allocation" set forth in Section 5.01.

     2.04 VALUATION. The Maryland Company inventory, furniture, fixtures and equipment (other than sited booths and machines) will be valued for the purposes of Section 5.01 at net book value as of April 30, 1997 subject to adjustments to the date of Closing as set forth in Section 6.01(d).

     2.05 EXPENSE CONTRIBUTIONS AND REIMBURSEMENTS. Obligations prepaid by Maryland Company, which are attributable to operations after Closing, will be reimbursed to Maryland Company by Image Dynamics LLC on a prorated basis. Obligations of Maryland Company not due at Closing, which are attributable to operations prior to Closing, will be reimbursed to Image Dynamics LLC by Maryland Company on a prorated basis.

                                  ARTICLE III

                     CONTRIBUTION OF TEXAS COMPANY ASSETS

     3.01 TRANSFER OF ASSETS. At Closing, Texas Company will contribute and deliver to, and Image Dynamics LLC will accept from Texas Company, the assets listed on Schedule 3.01 (the "Texas Company Assets"), which shall include all of its sited photo booths, related property and equipment, supplies, intellectual property, inventory, furniture, fixtures and equipment (other than sited booths), contracts and leases, and certain receivables acceptable to the parties ("Texas Assumed Receivables"), listed on Schedule 3.01 and/or cash, equal to a fraction, the numerator of which shall be the Image Dynamics LLC Interests issued to the Texas Company as set forth in Section 3.03 and the denominator of which shall be the sum of all Image Dynamics LLC Interests issued, of the total cash and assumed receivables of Image Dynamics LLC at Closing, subject to an existing security interest which secures $2.248 million of debt.

     3.02 ASSUMPTION OF OBLIGATIONS AND LIABILITIES. At Closing, Texas Company will assign to, and Image Dynamics LLC will assume from Texas Company, $2.248 million of long-term debt as set forth on Schedule 3.02 and the burden of all obligations and liabilities arising or falling due after Closing under the terms of the business contracts referred to in Section 2.01 hereof (the "Texas Company Liabilities"). Image Dynamics LLC will not assume any other obligations or liabilities of Texas Company.

     3.03 EQUITY OWNERSHIP. In consideration for the Texas Company Assets and Texas Company Liabilities, Image Dynamics LLC will issue to Texas Company Image Dynamics LLC Interests at Closing in accordance with the definition of "Agreed Equity Allocation" set forth in Section 5.01.

     3.04 VALUATION. The Texas Company inventory, furniture, fixtures and equipment (other than sited booths) will be valued for the purposes of Section
5.01 at net book value as of April 30 subject to adjustments to the date of Closing as set forth in Section 6.01(d).

     3.05 EXPENSE CONTRIBUTIONS AND REIMBURSEMENTS. Obligations prepaid by Texas Company, which are attributable to operations after Closing, will be reimbursed to Texas Company by Image Dynamics LLC on a prorated basis. Obligations of Texas Company not due at Closing, which are attributable to operations prior to Closing, will be reimbursed to Image Dynamics LLC by Texas Company on a prorated basis.


                                  ARTICLE IV

                                    CLOSING

     4.01 PLACE AND TIME. The Closing of the contribution of assets and assumption of liabilities contemplated by this Agreement as defined under Sections 2.01, 2.02, 3.01 and 3.02 will take place at 9:00 a.m. local time at the offices of Wolin, Ridley & Miller, LLP, 1717 Main Street, Suite 3100, Dallas, Texas, on August 1, 1997, however, this Agreement shall be effective only upon the purchase by Maryland Company or its affiliates of $2.248 million of Texas Company debt from Petrus Fund, L.P. ("the Effective Time").

     4.02  DELIVERY OF DOCUMENTS.

     (A) At Closing, Image Dynamics LLC shall deliver to Maryland Company and Texas Company the certificates representing their respective Image Dynamics LLC Interests. Maryland Company and Texas Company shall execute and deliver to Image Dynamics LLC all bills of sale, assignments of any intellectual property, assignments of any warranties on the assets to be transferred, assignments of all permits relating to the use, occupancy and operation of any leased real property, certificates of ownership of all motor vehicles for which registration is required, and such other instruments of transfer as are necessary to vest in Image Dynamics LLC good and marketable title to the assets to be transferred to Image Dynamics LLC and to effectively assign all intellectual property to Image Dynamics LLC.

     (B) Maryland Company and Texas Company shall forthwith after the Closing use their best efforts to procure site contracts, licenses, leases, UCC-1 filings and distribution agreements relating to the assets to be transferred to Image Dynamics LLC in the name of Image Dynamics LLC, and pending such novation, shall hold in trust for Image Dynamics LLC all rights and benefits available under leases and contracts in the names of Maryland Company and Texas Company. Image Dynamics LLC shall indemnify Maryland Company and Texas Company against all financial obligations arising under them from and after the Closing Date.

     (C) Maryland Company and Texas Company shall also deliver to Image Dynamics LLC as soon as practicable after Closing copies of all correspondence, files and business records requested by Image Dynamics LLC pertaining to the Maryland Company Assets and Liabilities or the Texas Company Assets and Liabilities.

     (D) At the Closing, Image Dynamics LLC shall execute and deliver to Maryland

          Company and Texas Company instruments pursuant to which Image Dynamics LLC shall assume the Maryland Company Liabilities and Texas Company Liabilities pursuant to this Agreement.


                                 ARTICLE V

          AGREED EQUITY ALLOCATION AND PRIORITY CAPITAL DISTRIBUTIONS

     5.01 AGREED EQUITY ALLOCATION. At Closing, Image Dynamics LLC will issue Interests to Maryland Company or Texas Company so that the number of Interests then issued to Maryland Company and to Texas Company shall have been allocated, as set forth in Schedule 5.01, in accordance with the following definition of agreed equity allocation: a fraction, the numerator of which shall be for Maryland Company and Texas Company, respectively, the sum of its audited sales, net of sales taxes, for the 12-month period ending April 30, 1997, less $172,000 of leased business card machine net sales, net of sales taxes, for the 12-month period ending April 30, 1997 in the case of Maryland Company, as set forth in Schedules 7.02 and 8.02, respectively, and its collected or collectible receivables and/or cash assigned to Image Dynamics LLC, and the value of inventory, furniture, fixtures and equipment (other than sited booths and machines), as set forth in Schedules 2.01 and 3.01, respectively, and a "Special Financing Contribution" of $1.497 million in the case of Maryland Company less $11.0 million of long-term debt, as set forth in Schedule 2.02, in the case of Maryland Company, and less $2.248 million of long-term debt, as set forth in
Schedule 3.02, in the case of Texas Company, and the denominator of which shall be the sum of all such factors for both Maryland Company and Texas Company.


                                  ARTICLE VI

                            POST CLOSING ADJUSTMENT

     6.01 POST CLOSING ADJUSTMENT. Within 180 days after the Closing, with the exception of Section 6.01(e), the parties will effect a post-closing adjustment by causing Image Dynamics LLC to issue additional Interests to the Maryland Company or the Texas Company so that the total number of Interests then issued to Maryland Company and to Texas Company shall have been allocated in accordance with the definition of agreed equity allocation as set forth in Section 5.01, as adjusted as follows:

     (A) reduction in Maryland Company or Texas Company audited sales, net of sales taxes for the 12 month period ending April 30, 1997 if the number of sited booths in operation by the relevant company immediately prior to Closing is less than the number in operation at April 30,1997 as respectively set forth in Schedule 7.02 for Maryland Company and Schedule 8.02 for Texas Company. The reduction will equal a fraction the numerator of which shall be the total number of photo booths in operation by the relevant company as of April 30, 1997 less the total number of photo booths in operation by it immediately prior to Closing and the denominator of which shall be the total number of photo booths in operation by it at April 30, 1997 which fraction shall be multiplied by the audited photo booth sales, net of sales taxes of the relevant company for the 12 month period ending April 30, 1997.

     (B) Maryland Company or Texas Company, assigned receivables as set forth in Schedule 2.01 for Maryland Company and 3.01 for Texas Company which are determined to be uncollectible prior to 180 days from Closing will be repurchased for cash with no adjustment to the agreed equity allocation, and

     (C) reductions in Maryland Company or Texas Company value of inventory that is in excess of the amount required to support normal operations to the extent only that purchases of inventory since April 30, 1997 exceed the normal annual rate.

     (D) for Maryland Company and Texas Company the value of inventory, furniture, fixtures and equipment (other than sited booths and machines), as set forth in Schedules 2.01 and 3.01, respectively will be adjusted for any subsequent purchases or sales prior to Closing so as to reflect book value at Closing.

     (E) following repayment of the final installment of the Maryland Company long term debt referred to in Section 2.02 of $11.0 million , the Special Financing Contribution referred to in Section 5.01 will be recalculated by reference to the actual dates of each part repayment until the debt is entirely cleared so that, if overall the debt is repaid earlier than envisaged when the Special Financing Contribution was initially calculated, an appropriate adjustment of the equity calculation shall be made in favor of the Texas Company and conversely, if overall the debt is paid later than so envisaged, the equity allocation shall be adjusted in favor of the Maryland Company. In either case the necessary adjustment will be achieved by the issue of additional Image Dynamics LLC Interests to the party whose equity allocation is to be increased in accordance with the revised Section
          5.01 fraction resulting from the adjustment of the Special Financing Contribution hereunder.


                                  ARTICLE VII

                       REPRESENTATIONS AND WARRANTIES OF
                               MARYLAND COMPANY

     Maryland Company represents and warrants to Texas Company as follows:

     7.01 ORGANIZATION AND AUTHORIZATION. Maryland Company is a corporation organized under the laws of the state of Maryland which is entitled, as owner of the assets hereunder agreed to be transferred to Image Dynamics LLC, to enter into and be bound by this Agreement which it has duly and validly executed and delivered.

     7.02  AUDITED SALES AND SITED BOOTHS AND MACHINES.  Attached as Schedule
7.02 is Maryland Company's audited sales, net of sales taxes, for the twelve months ended April 30, 1997, which has been prepared in accordance with generally accepted accounting principles. Maryland Company had 1412 sited photo booths, 284 sited business card machines and 58 sited other game machines in operation at April 30, 1997.

     7.03 NO CONFLICT. Except as set forth on Schedule 7.03, entering into and/or consummation of this Agreement will not breach or constitute a default under any judgment, decree, order or award of any court, or arbitrator or other competent authority in any case or dispute to which Maryland Company was a party.

                                 ARTICLE VIII

                REPRESENTATIONS AND WARRANTIES OF TEXAS COMPANY

     Texas Company represents and warrants to Maryland Company as follows:

     8.01 ORGANIZATION AND AUTHORIZATION. Texas Company is a corporation organized under the laws of the state of Texas which is entitled, as owner of the assets hereunder agreed to be transferred to Image Dynamics LLC, to enter into and be bound by this Agreement which it has duly and validly executed and delivered.

     8.02 AUDITED SALES AND SITED BOOTHS. Attached as Schedule 8.02 is Texas Company's audited sales, net of sales taxes, for the twelve months ended April 30, 1997, which has been prepared in accordance with generally accepted accounting principles. Texas Company had 674 sited photo booths in operation at April 30, 1997.

     8.03 NO CONFLICT. Except as set forth on Schedule 8.03, entering into and/or consummation of this Agreement will not breach or constitute a default under any judgment, decree, order or award of any court, or arbitrator or other competent authority in any case or dispute to which Texas Company was a party

                                  ARTICLE IX

                                   COVENANTS

     9.01 CONDUCT OF BUSINESS. Until Closing, no party shall, directly or indirectly, without the prior written consent of the other, which shall not be unreasonably withheld, enter into any material contractual obligations or any other material transactions, or make any material commitments regarding the business, in each case other than in the ordinary course of business. The Texas Company and Maryland Company shall be operated and conducted only in the ordinary course in accordance with prior practices, and carry on its business diligently and substantially in the manner as heretofore conducted. By way of illustration and not in limitation of the foregoing:

     (A) Their assets shall be reasonably maintained in their present state or repair (ordinary wear and tear excepted), and shall use its best efforts to keep available the services of employees, and preserve the good will of its businesses and relationships with the material customers, licensors and, suppliers, with whom it has business relations.

     (B) Without the prior consent of the other parties, prior to Closing neither Texas Company nor Maryland Company shall hereafter take any of the following actions:

          (I) Dispose of any of their assets other than in the ordinary course of business consistent with past practice;

          (II) Mortgage, pledge or subject to liens, security shares, or other encumbrances any of their assets;

         (III) Purchase or commit to purchase any capital asset for a price exceeding $10,000;

          (IV) Change (or announce any change of) any salaries, wages or employee benefits or hire, or commit to hire any employee whose annual compensation would exceed $25,000;

          (V) Amend or terminate any contract or other material agreement, including any plan or any insurance policy, in force on the date hereof; or


          (VI) Do any act, omit to do any act or permit any act within their control which will cause a breach of any representation, warranty or obligation contained in this Agreement or any obligations contained in any contract.

     9.02 EMPLOYEES. Until Closing Maryland Company and Texas Company shall remain liable for all compensation, vacation, sick leave, workers' compensation claims, pension or profit-sharing or any other compensation or benefits accrued or payable to their respective employees, as well as for any severance payments or unemployment benefits payable to their respective employees who are terminated and after Closing shall remain similarly liable in respect of all their employees who are not taken on by Image Dynamics LLC.

     9.03 CONFIDENTIALITY. Maryland Company and Texas Company ratify and confirm the letter agreement relating to confidentiality between them, dated March 21, 1997, and agree that it shall remain in effect until this Agreement is consummated or terminated.

     9.04 AGREEMENT NOT TO COMPETE. After the Closing, no party will compete directly with Image Dynamics LLC in the United States. Texas Company shall continue to indirectly engage in the photo booth business only through Image Dynamics LLC.

     9.05 SCHEDULES. Maryland Company and Texas Company shall furnish to each other their Schedules 2.01, 2.02, 7.02, 7.03 and Schedules 3.01, 3.02, 5.01,
8.02, 8.03 respectively, to this Agreement on or prior to signature of this Agreement.

     9.06 INCORPORATION OF IMAGE DYNAMICS LLC SUBSIDIARY. On or prior to any distribution of Image Dynamics LLC Interests which would result in Image Dynamics LLC becoming a reporting company for purposes of the Securities Exchange Act of 1934, as amended, Image Dynamics LLC will form a wholly owned subsidiary which will be taxed under Subchapter C of the Code to which it shall transfer all of its assets and liabilities in a tax-free transaction pursuant to Section 351 of the Code. Image Dynamics LLC will prepare and file an appropriate registration statement with the Securities and Exchange Commission relating to such Image Dynamics LLC Interests, which shall become effective prior to any distribution.

     9.07 PURCHASE OF TEXAS COMPANY DEBT. On or before August 4, 1997, Maryland Company or its affiliates shall purchase $2.248 million of Texas Company debt from Petrus Fund, L.P. The note evidencing such debt shall be modified and extended as set forth on Schedule 3.02. The purchaser of this debt shall consent to the assignment of this debt and to the assignment of the assets securing this debt to Image Dynamics LLC pursuant to this Agreement.

                                   ARTICLE X

                      CONDITIONS TO PARTIES' OBLIGATIONS

     10.01 OBLIGATIONS OF MARYLAND COMPANY. The obligations of Maryland Company are subject to the satisfaction (or waiver) of each of the following conditions:

     (A) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Texas Company's representations and warranties contained in this Agreement will be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such date; Texas Company will have complied in all material respects with its covenants and agreements in this Agreement on or before the Closing; and Texas Company will have delivered to Maryland Company a certificate dated the Closing signed by an authorized officer to all such effects.

     (B)  LITIGATION.   No suit, investigation, action or other proceeding will
          be overtly threatened or pending against Texas Company before any court or governmental agency which, in the reasonable opinion of counsel for Maryland Company, could result in the restraint or prohibition of Texas Company, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the consummation of the transactions contemplated herein.

     (C) NO MATERIAL ADVERSE CHANGES. Texas Company will not have suffered any material adverse change in its businesses, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

     (D) OPINION OF SPECIAL TAX COUNSEL. Maryland Company will have received from special tax counsel an opinion, dated the Closing, to the effect that the transaction contemplated by this Agreement with respect to the contributed assets and liabilities is free from United States taxation pursuant to Section 721 of the Code.

     (E) DOCUMENTS AND SCHEDULES SATISFACTORY. All Schedules, bills of sale, assignments, certificates, and other documents delivered by Texas Company to Maryland Company on or prior to Closing will be in form and substance satisfactory to Maryland Company and its counsel.

     (F) REQUIRED GOVERNMENTAL APPROVALS. All governmental authorizations, consents, and approvals necessary to validly consummate the transactions contemplated here will have been obtained and will be in full force and effect, including the assignment of all permits and licenses necessary to permit Image Dynamics LLC to carry on the business of Texas Company Assets and Liabilities on and after the Closing.

     (G)  BOARD APPROVAL.   This Agreement shall have been approved by the Board
          of Directors of Texas Company.

     10.02 OBLIGATIONS OF TEXAS COMPANY. Texas Company's obligations to be performed under this Agreement are subject to the satisfaction (or waiver) of each of the following conditions:


     (A) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Maryland Company contained in this Agreement will be true in all material respects on and as of the Closing with the same force and effect as though made on and as of such date; Maryland Company will have complied in all material respects with its covenants and agreements in this Agreement to be performed on or before the Closing; and Maryland Company will have delivered to Texas Company a certificate dated the Closing signed by an authorized officer to all such effects.

     (B) LITIGATION. No suit, investigation, action, or other proceeding will be overtly threatened or pending against Maryland Company before any court or governmental agency that, in the reasonable opinion of Texas Company's counsel, could result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from Maryland Company, in connection with this Agreement or consummation of the transactions contemplated herein.

     (C)  NO MATERIAL ADVERSE CHANGES.   Maryland Company will not have suffered
          any material adverse change in its businesses, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise) or operations.

     (D) OPINION OF SPECIAL TAX COUNSEL. Texas Company will have received from special tax counsel an opinion, dated the Closing, to the effect that the transaction contemplated by this Agreement with respect to the contributed assets and liabilities is free from United States taxation pursuant to Section 721 of the Code.

     (E) FAIRNESS OPINION. Texas Company will have received from an investment banking firm an opinion, dated the Closing, that the terms of this Agreement are fair to Texas Company and its shareholders.

     (F) DOCUMENTS AND SCHEDULES SATISFACTORY. All Schedules, bills of sale, assignments, certificates and other documents delivered by Maryland Company to Texas Company on or prior to Closing will be in form and substance satisfactory to Texas Company and its counsel.

     (G) GOVERNMENTAL APPROVALS. All governmental authorizations, consents, and approvals necessary to validly consummate the transactions contemplated here will have been obtained and will be in full force and effect, including the assignment of all permits and licenses necessary to permit Image Dynamics LLC to carry on the business of Maryland Company Assets and Liabilities on and after the Closing

     (H) BOARD APPROVAL. This Agreement shall have been approved by the Board of Directors of Maryland Company.


                                  ARTICLE XI

                          CLAIMS AND INDEMNIFICATION

     11.01  SURVIVAL OF CLAIMS.  For purposes of indemnification under this
Article XI, any "General Claim" (as herein defined) shall survive until two years after Closing

     11.02  DEFINITION OF CLAIMS.

     "General Claim" means any claim based upon, arising out of or otherwise related to any inaccuracy in any representation or warranty or any breach of any covenant or agreement made by Maryland Company or Texas Company in or pursuant to this Agreement.

     11.03 OBLIGATIONS OF MARYLAND COMPANY. Maryland Company agrees to indemnify, defend and hold Texas harmless from and against all losses, costs, deficiencies, damages, consequential damages (including, but not limited to, interruptions of business and costs of remedial actions), fines, penalties and liabilities incurred, and all expenses (including, but not limited to reasonable attorneys' fees) arising out of or otherwise related to any General Claim (collectively, "Losses," and individually, a "Loss").

     11.04 OBLIGATION OF TEXAS COMPANY. Texas Company agrees to indemnify, defend and hold Maryland Company harmless from and against all losses, costs, deficiencies, damages, consequential damages (including, but not limited to, interruptions of business and costs of remedial actions), fines, penalties and liabilities incurred, and all expenses (including, but not limited to reasonable attorneys' fees) arising out of or otherwise related to any General Claim, (collectively, "Losses," and individually, a "Loss").

     11.05 NOTICE OF LOSS OR ASSERTED LIABILITY. Promptly after (a) becoming aware of circumstances that have resulted in a Loss for which any party hereto (the "Indemnitee") intends to seek indemnification under Sections 11.03 or 11.04 or (b) receipt by the Indemnitee of written notice of any demand, claim or circumstances which, with or without the lapse of time, the giving of notice or both, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee will give notice thereof to any other party (or parties) obligated to provide indemnification pursuant to Sections 11.03 or 11.04 (the "Indemnifying Party").

     11.06 OPPORTUNITY TO CONTEST. Subject to the provisions of Sections 11.07 and 11.08, the Indemnifying Party may elect to compromise or contest, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it will within 30 days after receiving notice of the claim from Indemnitee (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee or Indemnitees in writing of its intent to do so, and the Indemnitee will cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to so notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee (upon further notice to the Indemnifying Party) will hereafter have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the compromise or contest of such Asserted Liability at any time before final settlement or determination thereof. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the contest of such Asserted Liability. If the Indemnifying Party chooses to contest any Asserted Liability, the Indemnitee will make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for, will make its officers and employees available, on a basis reasonably consistent with their other duties, in connection with, and will otherwise cooperate with, such defense.

     11.07 DISPUTES WITH CUSTOMERS OR SUPPLIERS. Notwithstanding any other provision to the contrary, in the case of any Asserted Liability by any supplier or customer of the Maryland Company or the Texas Company in connection with which the Maryland Company or the Texas Company makes a claim for indemnification hereunder, the Maryland Company or the Texas Company shall give a claims notice with respect thereto but, unless the Maryland Company or the Texas Company and the Indemnifying party otherwise agree in writing, the Maryland Company or the Texas Company shall have the exclusive right, at the Maryland Company or the Texas Company 's option, to defend any such matter at Maryland Company or the Texas Company's expense; provided, however, that no settlement or compromise for which the Maryland Company or the Texas Company is liable shall be made without its prior written consent; provided, further, however, that if the Maryland Company or the Texas Company refuses or fails within a reasonable time to give such consent, Maryland Company or the Texas Company's defense shall be at the other party's expense.

     11.08 LIMITATIONS ON INDEMNIFICATION. The indemnification provided for in this Article shall be subject to the following limitations:

     (A) The claims notice with respect to any Loss or Asserted Liability must be given pursuant to Section 11.05 before the expiration of the survival period related to such Loss or Asserted Liability as provided in Section 11.01, as applicable, and then the obligation to indemnify shall continue thereafter until the final resolution of such obligations relating to the Loss or Asserted Liability.

     (B) Maryland Company shall not be entitled to receive any indemnification payments related to Losses until the cumulative amount of all Losses suffered by the Maryland Company shall equal or exceed $10,000, and then only to the extent that such amount exceeds $10,000.

     (C) The Texas Company shall not be entitled to receive any indemnification payments until the cumulative amount of all Losses suffered by the Texas Company shall exceed $10,000, and then only to the extent such amount exceeds $10,000.

     (D) Maryland Company shall not be entitled to receive indemnification payments for claims under this Article totaling in the aggregate in excess of the lesser of $2.5 million or 20% of the claimant company's agreed equity allocation amount as defined under Section 5.01.

     (E) The Texas Company shall not be entitled to receive indemnification payments for claims under this Article totaling in the aggregate in excess of the lesser of $2.5 million or 20% of the claimant company's agreed equity allocation amount as defined under Section 5.01.

     (F) To the extent a Loss results from, applies to, or relates to the ownership or operation of the Assets prior to the Closing, or any accident, event, condition, or occurrence occurring or existing prior to the Closing, and the accident, event, conditions or occurrence giving rise to such loss occurred in part before the Closing and in part after the Closing, liability shall be allocated between the parties on the basis of the proportions of the cause occurring before or after the Closing.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.01 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     12.02 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, neither party may assign its rights, duties, or obligations hereunder or any part hereof to any other person or entity.

     12.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

     12.04 HEADINGS. The headings of the Articles, Sections and Schedules of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     12.05 SALES AND USE TAXES. Any and all sales and use tax due or to become due as a result of the consummation of the transactions contemplated hereby shall be borne solely by, and paid to the appropriate taxing body by Image Dynamics LLC

     12.06 NOTICES. Any notice, request, instruction, or other document to be given must be in writing and delivered personally or sent by certified mail or by United States Express Mail, postage or fees prepaid,

     If to Maryland Company to:

     Auto Photo Systems, Inc.
     c/o Photo-Me International plc
     Church Road
     Bookham
     Surrey KT23 3EU
     England

     If to Texas Company to:

     Irata, Inc.
     8554 Katy Freeway, Suite 100
     Houston, Texas  77024

Any notice delivered personally in the manner provided here will be deemed given to the party to whom it is directed upon the party's (or its agent's) actual receipt. Any notice addressed and mailed in the manner provided here will be deemed given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is placed in the mail or, if earlier, the time of actual receipt.

     13.07 EXPENSES. All expenses of the parties in connection with the negotiation up to the stage of finalization of the draft Agreement, excluding special federal or state tax advice and formation filing or related fees, shall be borne by Image Dynamics LLC up to a maximum amount of $200,000 for both parties which will be allocated to each party according to the agreed equity allocation set forth in Section 5.01. If this Agreement is terminated, each party will bear its own expenses.

     13.08 GOVERNING LAW. This Agreement will be construed in accordance with and governed by the substantive laws of the State of Texas without giving effect to its principles of conflicts of law.

     13.09 PUBLIC ANNOUNCEMENTS. Maryland Company and Texas Company shall advise and confer with each other prior to issuing any reports, statements or releases pertaining to this letter or the agreements and transactions contemplated in it, subject to compliance by Texas Company with applicable federal securities law, as determined by its securities counsel.

     13.10 KNOWLEDGE. As used in this Agreement, "knowledge" and "to the knowledge of" means actual knowledge of a party or any executive or key employee, officer of the party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date hereof.



                              AUTO PHOTO SYSTEMS, INC.



                              By:
                                 --------------------------------------
                                 Peter Ogborne, Executive Chairman



                              IRATA, INC.



                              By:
                                 --------------------------------------
                                 Lance Wimmer, President
                                 and Chief Executive Officer

SCHEDULE 2.01

                            Maryland Company Assets
                             as of April 30, 1997



1412 Sited Photo Booths
-------------------------------------------------------------------------------------------
284 Business Card Machines
-------------------------------------------------------------------------------------------
58 Other Game or Entertainment Machines
-------------------------------------------------------------------------------------------
 .Intellectural Property including but no limited to know-how
-------------------------------------------------------------------------------------------
All inventory including paper, toner cartridges, new cabinets, new booth         $6,181,000
 components, used booth components, spare parts and components for other machines as well as booths and unsited other machines as well as unsited booths at net book value
-------------------------------------------------------------------------------------------
All Furniture, Machinery and Equipment including Trucks and Automobiles at       $  268,000
 net book value
-------------------------------------------------------------------------------------------
Cash or Accounts Receivable (to be detailed and scheduled within 30 days         $  296,000
 after Closing)
-------------------------------------------------------------------------------------------
 .Contracts and leases, including but not limited to specialty leasing or licensing agreements with mall developers and property managers, leases of Maryland Company's offices and other premises and capital and operating leases of equipment including but not limited to business card machines.
-------------------------------------------------------------------------------------------

SCHEDULE 2.02

                         Maryland Company Liabilities
                             as of April 30, 1997



                         month        1           2           3         4           5         6         7          8         9
LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813) 60 payments beginning in
                                   month 7
principle payment                                                                                   ($153,647) ($154,543) ($155,444)

interest payment                   ($64,167)   ($64,167)   ($64,167)  ($64,167) ($64,167)  ($64,167) ($64,167)  ($63,270)  ($62,369)


                         month       10          11          12         13         14         15        16         17       18
LOAN STRUCTURE
--------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813)
principle payment                ($156,351)  ($157,263) ($158,180) ($159,103) ($160,031) ($160,965) ($161,904) ($162,848) ($163,798)

interest payment                  ($61,462)   ($60,550)  ($59,633)  ($58,710)  ($57,782)  ($56,848)  ($55,909)  ($54,965)  ($54,015)


                         month       19          20          21        22          23        24         25         26       27

LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment          ($217,813)
principle payment                ($164,754) ($165,715) ($166,681) ($167,654) ($168,632) ($169,615) ($170,605) ($171,600)  ($172,601)

interest payment                  ($53,060)  ($52,098)  ($51,132)  ($50,160)  ($49,182)  ($48,198)  ($47,208)  ($46,213)   ($45,212)


                         month       28          29          30        31          32        33        34         35        36

LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment          ($217,813)
principle payment                ($173,608) ($174,621)($175,639) ($176,664) ($177,694)  ($178,731) ($179,773) ($180,822)  ($181,877)

interest payment                  ($44,205)  ($43,193) ($42,174)  ($41,149)  ($40,119)   ($39,082)  ($38,040)  ($36,991)   ($35,936)



SCHEDULE 2.02




                         month        37          38          39        40          41        42        43         44        45
LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813)
principle payment                 ($182,938)  ($184,005)  ($185,078)     ($186,158)  ($187,244)  ($188,336)  ($189,435)  ($190,540)

interest payment                   ($34,875)   ($33,808)   ($32,735)      ($31,655)   ($30,569)   ($29,477)   ($28,378)   ($27,273)


                         month       46          47        48        49          50        51         52          53         54

LOAN STRUCTURE
--------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813)
principle payment                 ($192,769) ($193,894) ($195,025) ($196,162) ($197,307) ($198,458) ($199,615) ($200,780) ($201,951)

interest payment                   ($25,044)  ($23,919)  ($22,788)  ($21,651)  ($20,507)  ($19,356)  ($18,198)  ($17,033)  ($15,862)



                    month             55        56          57         58         59        60          61        62         63
LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813)
principle payment                 ($203,129) ($204,314) ($205,506) ($206,705) ($207,910) ($209,123) ($210,343) ($211,570) ($212,804)

interest payment                   ($14,684)  ($13,499)  ($12,307)  ($11,109)   ($9,903)   ($8,690)   ($7,470)   ($6,243)   ($5,009)


                    month             64          65          66    Cumulative Total
LOAN  STRUCTURE
---------------
principal             $11,000,000
interest rate                7.00%
monthly payment         ($217,813)
principle payment                ($214,045)   ($215,294)  ($216,550)  ($11,000,000)

interest payment                   ($3,768)     ($2,519)    ($1,263)   ($2,453,791)

SCHEDULE 3.01


                             Texas Company Assets
                             as of April 30, 1997




-----------------------------------------------------------------------------------------
674 Sited Photo Booths
-----------------------------------------------------------------------------------------
Intellectual Property, including but not limited to, know-how, color booth software developed by Helmsman Publications, black & white booth software developed by Handmade Software, registered trademark IRATA and registered trademark VIDEOFOTO.
-----------------------------------------------------------------------------------------
All inventory including paper, toner cartridges, new cabinets, new booth         $950,000
 components, used booth components and unsited booths at net book value
-----------------------------------------------------------------------------------------
All Furniture, Machinery and Equipment at net book value                         $150,000
-----------------------------------------------------------------------------------------
Cash or Accounts Receivable (to be detailed and scheduled within 30 days         $107,000
 after Closing)
-----------------------------------------------------------------------------------------
Contracts and Leases, including but not limited to, specialty leasing agreements with mall developers and property managers, and equipment leases, but excluding the Houston office lease and Chicago office lease
-----------------------------------------------------------------------------------------

SCHEDULE 3.02

                           Texas Company Liabilities
                             as of April 30, 1997



Amended and Restated Loan Agreement dated October 31, 1996                      $2,247,639
between Irata, Inc and Petrus Fund, L.P. evidenced by 12%
Senior Note having a maturity date of June 2, 1998 with
monthly interest payments in arrears until maturity.

This note shall be modified and extended upon assumption by Image Dynamics LLC as follows: at the current maturity date of June 2, 1998 this note will be extended in maturity, under the same terms and conditions, until no earlier than the date of the remaining term of the Maryland Company debt, as set forth in Schedule 2.02.

SCHEDULE 5.01

       Maryland Company / Texas Company Equity Allocation Formula Table (based on April 30, 1997)
     $-000's



                                                 Maryland             Texas                   Total
                                                  Company            Company                  -------
                                                ----------           -------

              One times 1997 Net Sales             $16,980            $6,038                 $23,018
                   percentage                        73.77%            26.23%                 100.00%
              less 32% of 1997 Net Sales of           $172                $0                    $172
              ECM machines
                   percentage                       100.00%             0.00%                 100.00%
              plus certain Receivables                $301              $107                    $408
                   percentage                        73.77%            26.23%                 100.00%
              plus inventory                        $6,181              $950                  $7,131
                   percentage                        86.68%            13.32%                 100.00%
              plus other assets                       $268              $150                    $418
                  percentage                         64.11%            35.89%                 100.00%
              less Long Term Debt                  $11,000            $2,248                 $13,248
                   percentage                        83.03%            16.97%                 100.00%
              plus Capitalized Finance Charge       $1,497                $0                  $1,497
                   percentage                       100.00%             0.00%                 100.00%
                                            --------------    --------------         ---------------
              Equity Allocation                    $14,055            $4,997                 $19,052
              percentage of Image Dynamics           73.77%            26.23%                 100.00%
                                            ==============    ==============         ===============

SCHEDULE 7.02

                       Audited Sales of Maryland Company



Audited sales, net of sales tax, for the twelve
months ended April 30, 1997                                     $16,980,000

SCHEDULE 7.03
                                Maryland Company
                                  No Conflict



                                     (none)

SCHEDULE 8.02



                         Audited Sales of Texas Company



Audited sales, net of sales tax, for the twelve months           $6,038,000
ended April 30, 1997

SCHEDULE 8.03
                                 Texas Company

                                  No Conflict



                                     (none)


                                       1